UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2025

AKARI THERAPEUTICS, PLC

(Exact Name of Registrant as Specified in Charter)

England and Wales	001-36288	98-1034922
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Boston Wharf Road FL 7

Boston, MA 02210

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (929) 274-7510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
American Depository Shares, each representing 2000 Ordinary Shares	AKTX	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share*		The Nasdaq Stock Market LLC

*Trading, but only in connection with the American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported by Akari Therapeutics, Plc (the “Company”), in connection with its business combination (the “Merger”) with Peak Bio, Inc. (“Peak Bio”) that closed in November 2024, the Company assumed certain (i) convertible promissory notes (the “April 2023 Notes”) in the aggregate principal amount of $0.7 million, which were originally scheduled to mature in October 2024, and (ii) warrants (the “April 2023 Warrants”) to purchase Peak Bio common stock. Following consummation of the Merger, the principal and accrued interest of the April 2023 Notes at maturity became convertible into American Depository Shares (the “ADSs”), each representing 2,000 ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of the Company at a price of $2.04 per ADS (representing $0.00102 per underlying Ordinary Share) and the April 2023 Warrants became exercisable for ADSs at an exercise price of $2.04 per ADS (representing $0.00102 per underlying Ordinary Share). The April 2023 Notes and the April 2023 Warrants were initially issued by Peak Bio in April 2023.

On September 19, 2025, the Company entered into a letter agreement (the “April 2023 Notes and Warrants Amendment”) with the holders of the April 2023 Notes and the April 2023 Warrants to, among other things, (i) extend the maturity date of the April 2023 Notes to August 31, 2026, (ii) amend the conversion price of the April 2023 Notes to $0.81 per ADS (representing $0.000405 per underlying Ordinary Share) and permit the holders of the April 2023 Notes to voluntarily convert, in whole or in part, the outstanding principal and accrued but unpaid interest on the April 2023 Notes into ADSs at any time, (iii) extend the expiration date of the April 2023 Warrants to August 31, 2030, (iv) amend the number of ADSs issuable upon exercise of the April 2023 Warrants to a total of 342,420 (representing 684,840,000 Ordinary Shares), and (v) amend the exercise price of the April 2023 Warrants to $0.81 per ADS (representing $0.000405 per underlying Ordinary Share). In connection with the April 2023 Notes and Warrants Amendment, the Company has also agreed to pay the holders an aggregate of approximately $81,700, representing all interest accrued on the April 2023 Notes through September 30, 2025.

The foregoing summary of the April 2023 Notes and Warrants Amendment is qualified in its entirety by reference to the full text of the April 2023 Notes and Warrants Amendment, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

Preclinical Data Demonstrates the Potential of Novel ADC Spliceosome Modulating Payload, PH1

On September 24, 2025, the Company announced key preclinical data demonstrating the potential of its novel antibody drug conjugate (“ADC”) spliceosome modulating payload, PH1, for the treatment of tumors fueled by alternative splicing-drivers, such as the Androgen Receptor splice variant 7 (“AR-V7”) in prostate cancer.

AR-V7 is a key driver for progression of metastatic castration resistant prostate cancer (“mCRPC”). During progression of hormone-sensitive prostate cancer, many patients fail to respond to current first-line therapies known as Androgen Receptor Pathway Inhibitors (“ARPIs”), which include enzalutamide (“Xtandi”), apalutamide (“Erleada”) and darolutamide (“Nubeqa”). Importantly, as patients lose ARPI response, their tumors transform and significantly increase in AR-V7 expression.

Preclinical data demonstrated that the Company’s ADC payloadPH1 is able to suppress the expression levels of the AR-V7 receptor in a hormone-refractory mCRPC model called 22Rv1. As a control, ARPIs had no effect on AR-V7 receptor expression in these experiments, which was expected given the refractory nature of these prostate cancer cell lines.

Surprisingly, in a different model, of hormone-sensitive LnCAP cells that express high levels of normal Androgen Receptor (i.e. ARPI sensitive) and lack AR-V7, PH1 demonstrated a benefit as a single agent, and additive effect when combined with either Xtandi or Erleada. The Company believes this combined efficacy data may potentially lead to the development of robust first-line combination regimens of Xtandi or Erleada with a PH1 payload conjugated ADC (“PH1 ADC”) to target prostate cancer that is sensitive to ARPIs. As progression is often linked to AR-V7 expression, and PH1 reduces AR-V7 expression, it is hypothesized that the combination of ARPI plus PH1 ADCs may slow the development of resistance and AR-V7-driven tumor progression which typically occurs after patients progress on Xtandi or Erleada. The Company has plans to test this hypothesis using PH1 ADCs against different prostate cancer targets in future research.

The Company plans to present the preclinical data at an upcoming scientific conference.

Closing of August 2025 Notes Offering and Amendment to Series A Warrants

As previously reported by the Company, in March 2025, the Company entered into a securities purchase agreement with certain investors and all of its directors, pursuant to which the Company sold and issued in a private placement (the “March 2025 Private Placement”) ADSs, or pre-funded warrants (“Pre-Funded Warrants”) to purchase ADSs in lieu thereof, each representing 2,000 Ordinary Shares, and, in each case, Series A warrants to purchase ADSs (“Series A Warrants”) and Series B warrants to purchase ADSs (“Series B Warrants”). The Series A Warrants and Series B Warrants have a one-year term and a five-year term from the date of issuance, respectively, and the number of ADSs issuable pursuant to the exercise of each Series A Warrant ranges from 1 ADS to 1.5 ADSs depending on the “tier” of investment made.

Furthermore, as previously reported by the Company, on August 1, 2025, the Company entered into various note purchase agreements (the “Notes Purchase Agreements”) with certain investors (the “August 2025 Note Investors”), pursuant to which the Company agreed to issue unsecured promissory notes with a 20% original issuance discount (each a “August 2025 Note” and together, the “August 2025 Notes”) in a private placement (the “August 2025 Notes Offering”) for an aggregate purchase price of approximately $3 million. The aggregate principal amount of the August 2025 Notes issuable is approximately $3.8 million. Further, the Company agreed to amend the Series A Warrants previously issued in the March 2025 Private Placement to certain of the August 2025 Note Investors, at the closing of the 2025 August Notes Offering to extend the expiration date from 2026 to 2030 (such amendments, the “Warrant Amendment Agreements”).

On September 24, 2025, the Company closed on the second tranche of the August 2025 Notes Offering, issuing $625,000 aggregate principal amount of August 2025 Notes for an aggregate purchase price of $500,000. Following this closing, the Company has issued an aggregate of $3.5 million principal amount of August 2025 Notes. In connection with the closing, the Company entered into Warrant Amendment Agreements with the recipients of such August 2025 Notes, which extended the expiration date of the Series A Warrants to purchase 4,891,272 ADSs held by such investors to April 25, 2030.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes express or implied forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about the Company that involve risks and uncertainties relating to future events and the future performance of the Company. Actual events or results may differ materially from these forward-looking statements. Words such as “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “future,” “opportunity” “will likely result,” “target,” variations of such words, and similar expressions or negatives of these words are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of such forward-looking statements include, but are not limited to, express or implied statements regarding the ability of the Company to advance its product candidates for the treatment of cancer and any other diseases, and ultimately bring therapies to patients. These statements are based on the Company’s current plans, estimates and projections. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific. A number of important factors, including those described in this communication, could cause actual results to differ materially from those contemplated in any forward-looking statements. Factors that may affect future results and may cause these forward-looking statements to be inaccurate include, without limitation: the Company’s need for additional capital; the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the business; risks related to global as well as local political and economic conditions, including interest rate and currency exchange rate fluctuations; potential delays or failures related to research and/or development of the Company’s programs or product candidates; risks related to any loss of the Company’s patents or other intellectual property rights; any interruptions of the supply chain for raw materials or manufacturing for the Company’s product candidates, including as a result of potential tariffs; the nature, timing, cost and possible success and therapeutic applications of product candidates being developed by the Company and/or its collaborators or licensees; the extent to which the results from the research and development programs conducted by the Company, and/or its collaborators or licensees may be replicated in other studies and/or lead to advancement of product candidates to clinical trials, therapeutic applications, or regulatory approval; uncertainty of the utilization, market acceptance, and commercial success of the Company’s product candidates; risks related to competition for the Company’s product candidates; and the Company’s ability to successfully develop or commercialize its product candidates. While the foregoing list of factors presented here is considered representative, no list should be considered to be a complete statement of all potential risks and uncertainties. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this Current Report on Form 8-K except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
10.1	Letter Agreement, dated September 19, 2025, by and among Akari Therapeutics Plc and the Holders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akari Therapeutics, Plc

Date: September 25, 2025	By:	/s/ Torsten Hombeck
	Name:	Torsten Hombeck
	Title:	Chief Financial Officer